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                                                                 EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Accountants" in the Registration Statement on Form S-3 and post effective amendments to the Registration Statement of Lehman Brothers Holdings Inc. (formerly Shearson Lehman Brothers Holdings Inc., the "Company") for the registration of debt securities, debt warrants, currency warrants, index warrants and interest rate warrants and to the incorporation by reference therein of our report dated February 3, 1994, except for Note 2, as to which the date is April 4, 1994 with respect to the consolidated financial statements and schedules of Lehman Brothers Holdings Inc. and Subsidiaries included in its Current Report (Form 8-K) dated April 14, 1994, which supersedes in its entirety the consolidated financial statements and schedules included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1993, both filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG

New York, New York
May 16, 1994